SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

 Capital Gold Corporation
(Name of Registrant as Specified in its Charter)

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CAPITAL GOLD CORPORATION
76 Beaver Street, 14th Floor
New York, NY 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 20, 2009

To the Stockholders of Capital Gold Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of Capital Gold Corporation (the “Company”), a Delaware corporation, to be held at Bayard’s, One Hanover Square, New York, New York 10004, on Tuesday, January 20, 2009, at 2:00 p.m. local time, for the following purposes:

1.	To elect eight members to the Board of Directors of the Company to serve until their respective successors are elected and qualified (“Proposal No. 1”);
2.
To ratify the selection by our audit committee of Wolinetz, Lafazan & Company, P.C., independent registered public accountants, to audit the financial statements of the Company for the year ending July 31, 2009 (“Proposal No. 2”);

3.	To amend our 2006 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan from 10,000,000 to 20,000,000 shares (“Proposal No. 3”); and
4.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on December 4, 2008 are entitled to notice of and to vote at the meeting.

A proxy statement and proxy are enclosed. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the self addressed stamped envelope provided. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

By Order of the Board of Directors

Jeffrey W. Pritchard, Secretary

New York, New York
December 10, 2008

YOUR VOTE IS IMPORTANT We urge you to promptly vote your shares by completing, signing, dating and returning your proxy card in the enclosed envelope.

PROXY STATEMENT

CAPITAL GOLD CORPORATION
76 Beaver Street
14th Floor
New York, NY 10005

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of stockholders of Capital Gold Corporation (“Capital Gold,” the “Company,” “We” or “Us”) to be held on Tuesday, January 20, 2009, and at any adjournments. The accompanying proxy is solicited by our Board of Directors and is revocable by the stockholder by notifying our Corporate Secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and accompanying proxy are being distributed to stockholders beginning on or about December 10, 2008. Our principal executive offices are located at 76 Beaver Street, 14th Floor, New York, NY 10005, telephone (212) 344-2785.

OUTSTANDING SHARES AND VOTING RIGHTS

RECORD DATE; OUTSTANDING SHARES; VOTES REQUIRED

Only stockholders of record at the close of business on December 4, 2008, the record date, are entitled to receive notice of, and vote at the Annual Meeting. As of the record date, the number and class of stock outstanding and entitled to vote at the meeting was 193,124,826 shares of common stock, par value $.0001 per share. Each share of common stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

The eight nominees receiving the highest number of votes cast by the holders of common stock represented and voting at the meeting (a plurality of votes cast) will be elected as our directors and constitute our entire Board of directors. The affirmative vote of at least a majority of the shares represented and voting at the annual meeting at which a quorum is present is necessary for approval of Proposal No. 2 and Proposal No. 3.

REVOCABILITY OF PROXIES

If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with our corporate secretary of Capital Gold at its principal offices, 76 Beaver Street, 14th Floor, New York, NY 10005, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND SOLICITATION

Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize Gifford A. Dieterle and Jeffrey W. Pritchard and each of them to represent you and vote your shares at the meeting in accordance with your instructions. Messrs. Dieterle and Pritchard and each of them may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting.

Capital Gold has borne the cost of preparing, assembling and mailing this proxy solicitation material. The total cost estimated to be spent and the total expenditures to date for, in furtherance of, or in connection with the solicitation of stockholders is approximately $30,000. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, personally, by telephone or by facsimile.

ADJOURNED MEETING

The chair of the meeting may adjourn the meeting from time to time to reconvene at the same or some other time, date and place. Notice need not be given of any such adjournment meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjournment meeting are not announced at the meeting which the adjournment is taken, then our Secretary shall give written notice of the time, date and place of the adjournment meeting not less than ten (10) days prior to the date of the adjournment meeting. Notice of the adjournment meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than 30 days after the original date fixed for the meeting or if a new record date for the adjourned meeting is fixed.

TABULATION OF VOTES

The votes will be tabulated and certified by our transfer agent.

VOTING BY STREET NAME HOLDERS

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”).

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock entitled to vote at the Annual Meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the Annual Meeting with respect to such matter.

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum. For purposes of determining the outcome of a proposal, abstentions will have the same effect as a vote against the proposal (other than the election of directors).

Broker “non-votes” occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Broker “non-votes” will be counted as shares present for purposes of determining the presence of a quorum. However, broker “non-votes” will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Where a proposal requires the vote of a majority of the shares entitled to vote rather than a majority of the votes present and voting at a meeting, the general effect of a broker “non-vote” is a vote against the proposal. No proposals at this meeting will require the vote of a majority of the shares entitled to vote.

PROPOSALS TO STOCKHOLDERS

PROPOSAL 1

ELECTION OF DIRECTORS

We currently have eight directors, Gifford A. Dieterle, John Brownlie, Jeffrey W. Pritchard, Robert Roningen, Roger A. Newel, Ian A. Shaw, John Postle and Mark T. Nesbitt, whose terms each expire at the upcoming annual meeting. Our Board of Directors has nominated all of the current directors for election as directors.

Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Gifford A. Dieterle, John Brownlie, Jeffrey W. Pritchard, Robert Roningen, Roger A. Newell, Ian A. Shaw, John Postle and Mark T. Nesbitt. Information is furnished below with respect to all nominees.

Set forth below is the biographical information of the nominees and Director:

GIFFORD A. DIETERLE, age 76, is our President, Treasurer and Chairman of the Board of Directors. Mr. Dieterle was appointed President in September 1997 and has been an officer and Chairman since 1981. He has a M.S. in Geology obtained from New York University. From 1977 until July 1993, he was Chairman, Treasurer, and Executive Vice-President of Franklin Consolidated Mining Company. From 1965 to 1987, he was lecturer in geology at the City University of N.Y. (Hunter Division).

JOHN BROWNLIE, age 59, is our Chief Operating Officer and a Director, has worked for us since May 2006 and has been a Director since February 2007. He is in charge of supervising the construction, start-up and operation of the mine. Mr. Brownlie provided team management for mining projects requiring technical, administrative, political and cultural experience over his 28 year mining career. From 2000 to 2006, Mr. Brownlie was a consultant providing mining and mineral related services to various companies including SRK, Oxus Mining plc and Cemco Inc. From 1995 to 2000, he was the General Manager for the Zarafshan-Newmont Joint Venture in Uzbekistan, a one-million tonne per month heap leach plant which produced over 400,000 ounces of gold per year. From 1988 to 1995, Mr. Brownlie served as the Chief Engineer and General Manager for Monarch Resources in Venezuela, at both the El Callao Revemin Mill and La Camorra gold projects. Before that, was a resident of South Africa and associated with numerous mineral projects across Africa. He is also a mechanical engineer and fluent in Spanish. Mr. Brownlie is also a director of Palladon Ventures, a publicly traded mineral-related company.

JEFFREY W. PRITCHARD, age 50, is our Executive Vice President, Secretary and a Director and has worked for us since 1996. He has been a Director since January 2000. Mr. Pritchard has been in the marketing/public relations field since receiving a Bachelor’s degree from the State University of New York in 1979. Mr. Pritchard has served as the Director of Marketing for the New Jersey Devils (1987-1990) and as the Director of Sales for the New York Islanders (1985-1987). He also was an Executive Vice President with Long Island based Performance Network, a marketing and publishing concern from 1990 through 1995.

ROBERT RONINGEN, age 73, is our Senior Vice President and a Director. He has been a Director since September 1993. He has been engaged in the practice of law as a sole practitioner and is a self-employed consultant geophysicist in Duluth, Minnesota. Mr. Roningen served as our Secretary until February 2007. From 1988 to August 1993, he was an officer and director of Franklin Consolidated Mining Company, Inc. He graduated from the University of Minnesota in 1957 with a B.A. in geology and in 1962 with a degree in Law.

ROGER A. NEWELL, age 65, is a Director. He worked for us from 2000 to September 2007 and has been a Director since August 2000. He was our Vice President - Development until September 2007. Since October 2007, Mr. Newell has been an Executive Vice President of Kilimanjaro Mining Company Ltd., a private Nevada based company involved in uranium and gold exploration in Tanzania, Africa. Since June 2008, he has served as the Chairman, CEO and President of Lake Victoria Mining Company, a U.S. public company with exploration property in Tanzania, Africa. From 1974 through 1977, he was a geologist with Kennecott Copper Corporation. From 1977 through 1989, he served as Exploration Manager/Senior Geologist for the Newmont Mining Corporation and, from 1989 through 1995, was the Exploration Manager for Gold Fields Mining Company. He was Vice President Development, for Western Exploration Company from 1997 through 2000. Since 1995, he has been a senior consultant in the Minerals Advisory Group LLC, Tucson, Arizona, a company that provides technical and engineering advice to clients regarding mineral projects. He has been self-employed as a geologist since 2001. He is a Fellow in the Society of Economic Geologists and a Past President of that Society’s Foundation. He has a M.Sc. from the Colorado School of Mines and a Ph.D. in mining and mineral exploration from Stanford University.

IAN A. SHAW, age 68, is a member of our Board of Directors and the Board’s Audit and Compensation Committees. He has been a Director since March 2006. Mr. Shaw has over 33 years of experience in the mining industry. He has been Managing Director of Shaw & Associates since 1993. Shaw & Associates is a corporate services consulting firm specializing in corporate finance, regulatory reporting and compliance with clients that are typically public companies in the resource industry. In the course of providing consulting services he has accepted positions as an officer or director with number of his clients. He recently held the position of Director, since 1994, of Metallica Resources Inc., a TSX listed corporation with a gold mine in Mexico, and exploration properties in Chile and Alaska. Positions he currently holds include Director of Pelangio Exploration, Inc., since 2008, a TSX listed corporation with an interest in gold exploration properties in Canada and Ghana; Director of PDX Resources, Inc. (formerly Pelangio Mines, Inc.), since 2008, a TSX listed company with an investment in a company which holds a gold property in Canada; Vice President, Finance and CFO, since May 2005, of Unor Inc., a TSX listed company with uranium exploration properties in Canada; and Chief Financial Officer, since January 2007, of Olivut Resources Ltd., a TSX listed corporation with diamond exploration properties in Canada. Mr. Shaw is a Chartered Accountant and received a B. Comm. from Trinity College at the University of Toronto in 1964.

JOHN POSTLE, age 67, is a member of our Board of Directors and the Board’s Audit and Compensation Committees. He has been a Director since March 2006. He is a Consulting Mining Engineer associated with Scott Wilson Roscoe Postle Associates Inc. In 1985 he was a founding partner of Roscoe Postle Associates Inc. which later merged with Scott Wilson Group Plc. Mr. Postle provides mining consulting services to a number of international financial institutions, corporations, utilities and law firms. He worked for Cominco Ltd (1965-1970), Falconbridge Ltd (1970-1975) and D.S. Robertson and Associates (1976-1985) and has worked at a number of open pit and underground mining operations in both operating and planning capacities. Mr. Postle is a Past Chairman of the Mineral Economics Committee of the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”), and was appointed a Distinguished Lecturer of the CIM in 1991. In 1997, he was awarded the CIM Robert Elver Mineral Economics Award. He is currently Chairman of a CIM Standing Committee on Ore Reserve Definitions. Mr. Postle is a director of Strait Gold Corporation, a Canadian publicly traded company, and serves as a member of that company’s audit and disclosure committees. Mr. Postle has a B.A.Sc. Degree in Mining Engineering from the University of British Columbia in 1965 and a M.Sc. Degree in Earth Sciences from Stanford University in 1968.

MARK T. NESBITT, age 63, is a member of our Board of Directors and the Board’s Audit and Compensation Committees. He has been a Director since March 2006. Since 1988, he has been a natural resources attorney in Denver, Colorado specializing in domestic and international mining transactions, agreements, negotiations, title due diligence, corporate and general business counsel. Mr. Nesbitt has been an Adjunct Professor at the University of Denver School of Law's since 2001, is an active member of the Rocky Mountain Mineral Law Foundation, having served as a Trustee from 1987 to 1993, and from 2003 to 2006, Co-chairman of the Mining Sessions at the Foundation’s international natural resource institute in Buenos Aires, Argentina in 2007, Co-chairman of the Foundation's Mining Law and Investment in Latin America institute in Lima, Peru in 2003, and Chairman of the same institute in 2003, and Chairman of the Foundation's first Land and Permitting Special Institute in 1994. He also has served continuously over the years on the Foundation's Special Institutes Committee, Long Range Planning Committee, and numerous other committees. Mr. Nesbitt is a member of the International, American, Colorado and Denver Bar Associations, Rocky Mountain Mineral Law Foundation, International Mining Professionals Society (Treasurer since 2000), and the Colorado Mining Association. He is also a former Director of the Colorado Mining Association and past President of the Rocky Mountain Association of Mineral Landmen. He received a B.S. degree in Geology from Washington State University in 1968 and a J.D. from Gonzaga University School of Law in 1975.

THE BOARD OF DIRECTORS DEEMS PROPOSAL 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” EACH OF THE EIGHT NOMINEES FOR DIRECTOR.

MEETINGS AND COMMITTEES OF THE BOARD

Our Board of Directors is responsible for the management and direction of our company and for establishing broad corporate policies. A primary responsibility of the Board is to provide effective governance over our affairs for the benefit of our stockholders. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be the best interests of our company. In discharging that obligation, Directors may rely on the honesty and integrity of our senior executives and our outside advisors and auditors.

The Board of Directors and the Audit Committee of the Board meet periodically throughout the year to receive and discuss operating and financial reports presented by our executive officers as reports by experts and other advisors. The Board held five meetings during the fiscal year ended July 31, 2008 in person and telephonically, and acted by unanimous written consent on three occasions. All directors attended 75% or more of the aggregate meetings.

In fiscal 2008, the Audit Committee, consisting of all of the non-employee members of the Board of Directors, met on four occasions. All committee members were present at the meetings. Representatives of our auditor were in attendance at one meeting without management present.

Our Board of Directors has no standing nominating committee because this function is handled by the Board of Directors. Nominees to the Board of Directors are selected by the Board of Directors based on current business and industry knowledge as well as general business knowledge. There are no formal procedures for stockholders to nominate persons to serve as directors.

Audit Committee and Audit Committee Expert.

The Audit Committee of our Board of Directors consists of Ian A. Shaw, Committee Chairman, John Postle and Mark T. Nesbitt. The Board of Directors has determined that all three members are independent directors as (i) defined in Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934 (the “Exchange Act”) and (ii) under Section 121B(2)(a) of the NYSE Alternext US Company Guide (although our securities are not listed on the NYSE Alternext US, formerly the American Stock Exchange, or any other national exchange).

We believe Messrs. Shaw, Postle and Nesbitt to be independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The principal functions of the Audit Committee are to (i) assist the Board in fulfilling its oversight responsibility relating to the annual independent audit of our consolidated financial statements, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance (ii) prepare the reports or statements as may be required by the securities laws, (iii) assist the Board in fulfilling its oversight responsibility relating to the integrity of our financial statements and financial reporting process and our system of internal accounting and financial controls, (iv) discuss the financial statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management, and (vi) review disclosures by independent accountants concerning relationships with us and the performance of our independent accountants. Our Audit Committee’s charter is available on our website at www.capitalgoldcorp.com, where it may be found under the Corporate Info; Corporate Governance tab.

Audit Committee Report.

The primary responsibility of the Audit Committee (the “Committee”) is to assist the Board of Directors in discharging its oversight responsibilities with respect to financial matters and compliance with laws and regulations. The primary methods used by the Committee to fulfill its responsibility with respect to financial matters are:

•	To appoint, evaluate, and, as the Committee may deem appropriate, terminate and replace Capital Gold’s independent registered public accountants;

•	To monitor the independence of Capital Gold’s independent registered public accountants;

•	To determine the compensation of Capital Gold’s independent registered public accountants;

•	To pre-approve any audit services, and any non-audit services permitted under applicable law, to be performed by Capital Gold’s independent registered public accountants;

•	To review Capital Gold’s risk exposures, the adequacy of related controls and policies with respect to risk assessment and risk management;

•	To monitor the integrity of Capital Gold’s financial reporting processes and systems of control regarding finance, accounting, legal compliance and information systems;

•	To facilitate and maintain an open avenue of communication among the Board of Directors, management and Capital Gold’s independent registered public accountants.

In discharging its responsibilities relating to internal controls, accounting and financial reporting policies and auditing practices, the Committee discussed with Capital Gold’s independent registered public accountants, Wolinetz, Lafazan & Company, P.C., the overall scope and process for its audit. The Committee has met with Wolinetz, Lafazan & Company, P.C., with and without management present, to discuss the results of its examinations and the overall quality of Capital Gold’s financial reporting.

The Committee has discussed with Wolinetz, Lafazan & Company, P.C. its judgments about the quality, in addition to the acceptability, of the Capital Gold’s accounting principles as applied in Capital Gold’s financial reporting, as required by Statement on Auditing Standards No. 90 “Communications with Audit Committees.”

The Committee also has received a letter from Wolinetz, Lafazan & Company, P.C. that is required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Wolinetz, Lafazan & Company, P.C. their independence.

The Committee has met and held discussions with management. The Committee has reviewed and discussed with management Capital Gold’s audited consolidated financial statements as of and for the fiscal years ended July 31, 2008 and 2007.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Capital Gold’s Annual Report for the year ended July 31, 2008.

This report is respectfully submitted by the members of the Audit Committee of the Board of Directors.

Ian A. Shaw, Chairman
John Postle
Mark T. Nesbitt

Compensation Committee.

Our Compensation Committee consisting of Messrs. Shaw, Postle and Nesbitt, our independent directors. The principal functions of the Compensation Committee are to advise and make recommendations to our Board of Directors regarding matters relating to the compensation of directors, officers and senior management. Our Compensation Committee’s charter is available on our website at www.capitalgoldcorp.com, where it may be found under the Corporate Info; Corporate Governance tab. The Compensation Committee met three times telephonically in fiscal 2008. All committee members were present at the meetings.

Communication with the Board of Directors

Interested parties wishing to contact the Board of Directors of the Company may do so by writing to the following address: Board of Directors, 76 Beaver Street, 14th Floor, New York, NY 10005, Attn: Jeffrey W. Pritchard, Secretary. All letters received will be categorized and processed by Mr. Pritchard and then forwarded to the Company’s Board or Directors.

Code of Ethics and Business Conduct

We adopted a Code of Ethics that applies to our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is publicly available on our website at www.capitalgoldcorp.com, where it may be found under the Corporate Info; Corporate Governance tab. You also may obtain a copy of this code by written request to our Office Manager at 76 Beaver Street, 14th Floor, New York, NY 10005. Our Board of Directors is required to approve any substantive amendments to this code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our chief executive officer, principal financial officer or principal accounting officer and we will disclose the nature of such amendment or waiver in a report on Form 8-K within four business days.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend the Annual Meeting of Stockholders.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Wolinetz, Lafazan & Company, P.C. (“WL”) as our independent registered public accountants for the fiscal year ending July 31, 2009 subject to ratification by the stockholders.

WL audited our financial statements for the years ended July 31, 2008 and 2007. All audit and professional services provided by WL will be approved in advance by the Audit Committee to assure such services do not impair the auditor's independence from us. The total aggregate fees billed by WL were $125,000 and $140,000 for the fiscal years ended July 31, 2008 and 2007, respectively. The following table shows the detailed fees billed to us by WL for professional services rendered during these fiscal years.

	Amount ($000’s)
Description of Fees	2008	2007
Audit Fees	$115	$130
Audit-Related Fees	-	-
Tax Fees	10	10
All Other Fees	-	-

Total	$125	$140

Audit Fees

Represents fees for professional services provided for the audit of our annual financial statements, services that are performed to comply with generally accepted auditing standards, and review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees

Represents the fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. The Board of Directors considers WL to be well qualified to serve as our independent public accountants.

The Audit Committee will pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The Audit Committee may review and approve the scope and staffing of the independent auditors' annual audit plan.

Tax Fees

This represents professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

WL was paid no other fees for professional services during the fiscal years ended July 31, 2008 and 2007.

The Board of Directors considers WL to be well qualified to serve as our independent public accountants.

Representatives of WL will be available telephonically at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote and Recommendation

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting is necessary for approval of Proposal 2.

THE BOARD OF DIRECTORS DEEMS PROPOSAL 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

PROPOSAL 3
AMENDMENT OF OUR 2006 EQUITY INCENTIVE PLAN TO INCREASE THE
NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
UNDER THE PLAN FROM 10,000,000 TO 20,000,000 SHARES

Our 2006 Equity Incentive Plan (the “Plan”) was approved by stockholders back in February 2007. A maximum of 10,000,000 shares of our common stock are reserved for issuance under the Plan. To date, we have issued an aggregate of  6,972,500 shares and options for the purchase of shares, leaving only 3,027,500 shares available for future issuance under the Plan. Our Board believes that the number of shares reserved for issuance under the Plan needs to be increased to 20,000,000 shares.

The following general description of certain features of the Plan is qualified in its entirety by reference to the Plan, which is attached as Annex A. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan. Please note that the only change to the Plan, if approved by stockholders, will be the above-referenced increase in the number of shares reserved for issuance under the Plan.

The Plan authorizes the grant of non-qualified and incentive stock options, stock appreciation rights and restricted stock awards (each, an “Award”). Unless sooner terminated, the Plan will continue in effect for a period of 10 years from its effective date.

The Plan is administered by our Board of Directors which has delegated the administration to our Compensation Committee. The Plan provides for Awards to be made to such of our employees, directors and consultants and our affiliates as the Board may select.

Stock options awarded under the Plan may vest and be exercisable at such times (not later than 10 years after the date of grant) and at such exercise prices (not less than Fair Market Value at the date of grant) as our Board may determine. The Plan also provides that, should the expiry date of any vested option fall on, or within nine business days immediately following a black-out period self-imposed by us on the holder, the term of such option will automatically be extended to a date which expires 10 business days following the end of such black-out period. Unless otherwise determined by our Board, stock options shall not be transferable except by will or by the laws of descent and distribution. The Board may provide for options to become immediately exercisable upon a "change in control," which is defined in the Plan to occur in the event one or more persons acting individually or as a group:

(i)
acquires sufficient additional stock to constitute more than 50% of (A) the total Fair Market Value of all common stock issued and outstanding or (B) the total voting power of all shares of capital stock authorized to vote for the election of directors;

(ii)
acquires, in a 12-month period, 35% or more of the voting power of all shares of capital stock authorized to vote for the election of directors, or alternatively a majority of the members of the board is replaced during any 12-month period by directors whose appointment was not endorsed by a majority of the members of the board; or

(iii)	acquires, during a 12-month period, more than 40% of the total gross Fair Market Value of all of ours assets.

The exercise price of an option must be paid in cash. No options may be granted under the Plan after the tenth anniversary of its effective date. Unless the Board determines otherwise, the options will be transferable only by will or the laws of descent and distribution.

Unless otherwise provided in an option agreement, in the event an optionholder’s continuous service terminates (other than upon the optionholder’s death, disability, retirement or as a result of a Change of Control), all options held by the optionholder shall immediately terminate; provided, however, that an option agreement may provide that if an optionholder’s continuous service is terminated for reasons other than for cause, all vested options held by such person shall continue to be exercisable until the earlier of the expiration date of such option or 180 days after the date of such termination. All such vested options not exercised within the period described in the preceding sentence shall terminate.

The following limits apply to grants of Awards under the Plan: (i) the maximum number of shares of common stock which may be reserved for issuance to all directors, officers and ten percent stockholders, in the aggregate, under the Plan, together with any other security-based compensation arrangement, shall not, at any time, exceed 10% of the outstanding shares of common stock on a non-diluted basis; and (ii) the maximum number of shares of common stock which may be issued to all directors, officers and ten percent stockholders, in the aggregate, under the Plan, together with any other security-based compensation arrangement, within any one year period, shall not exceed ten percent (10%) of the outstanding shares of common stock on a non-diluted basis.

Stock appreciation rights (“SARS”) awarded under the Plan may be granted:

(i)	in connection and simultaneously with the grant of another Award;
(ii)	with respect to a previously granted Award; or
(iii)
independent of another Award. SARS to receive in shares of common stock the excess of the Fair Market Value of common stock on the date the rights are surrendered over the Fair Market Value of common stock on the date of grant may be granted to any Employee, Director or Consultant selected by the Board.

The Board may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a SAR that the Participant surrender for cancellation some or all of the Awards previously granted to such person under the Plan or otherwise. A SAR, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Award, may contain such other terms as the Board deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Award upon sale of the common stock.

Restricted stock awarded under the Plan may be granted on such terms and conditions as the Board may determine. The terms and conditions of restricted stock Award Agreements may change from time to time, and the terms and conditions of separate restricted stock Award Agreements need not be identical. Each restricted stock Award Agreement:

(i)	may be awarded in consideration for past services actually rendered, or for future services to be rendered, to us or an Affiliate for its benefit;
(ii)	may be subject to a vesting schedule to be determined by the Board, or be fully vested at the time of grant;
(iii)
shall provide that, unless otherwise provided in the restricted stock Award Agreement, in the event a Participant’s continuous service to us terminates for cause prior to a vesting date set forth in the restricted stock Award Agreement, any unvested restricted stock Award shall be forfeited; and

(iv)	unless otherwise provided for therein, shall not be transferable.

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect as of the date of this proxy. This summary applies to the Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Under current federal laws, in general, recipients of grants of nonqualified stock options and restricted stock awards under the Plan are taxed upon their actual or constructive receipt of common stock with respect to such awards or grants (i.e., upon exercise of nonqualified stock options and upon vesting of the restricted stock). Subject to Section 162(m) of the Code and certain reporting requirements, we would receive an income tax deduction with respect to the amount of ordinary income recognized by the participant. Under Sections 421 and 422 of the Code, recipients of incentive stock options are generally not taxed on their receipt of common stock upon the exercise of incentive stock options, if they hold the common stock for specified minimum holding periods; therefore, we would not receive an income tax deduction unless a participant failed to satisfy the minimum holding periods. Assuming the required holding periods are met, an incentive stock option recipient would recognize a capital gain.

The Plan is also structured to comply with the requirements imposed by Section 162(m) of the Code and related regulations in order to preserve, to the extent practicable, our tax deduction for awards made under our Plan to covered employees. Section 162(m) of the Code generally denies an employer a deduction for compensation in excess of $1,000,000 paid to covered employees of a publicly held corporation (generally the named executive officers), unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation.

Participants may elect, under Section 83(b) of the Code, within 30 days of a grant of restricted stock, to recognize taxable ordinary income on the date of grant, rather than on the date of vesting. If a participant makes an election under Section 83(b), the holding period will commence on the date of grant, the participant's tax basis will equal the fair market value of the shares on the grant date (determined without regard to restrictions), and we will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant.

The Plan provides the Board with the general power to amend the Plan, or any portion thereof at any time in any respect without the approval of our stockholders, provided however, that the stockholders must approve any amendment which increases the fixed maximum percentage of shares of common stock issuable pursuant to the Plan, reduces the exercise price of an Award held by a director, officer or ten percent stockholder or extends the term of an Award held by a director, officer or ten percent stockholder. Accordingly, for example, the Board may amend the terms of the Plan without seeking stockholder approval as follows:

(a)
amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)
amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX or any other stock exchange upon which the common stock is listed);

(c)	amendments respecting administration of the Plan;
(d)	any amendment to the vesting provisions of the Plan or any Award;
(e)
any amendment to the early termination provisions of the Plan or any Award, whether or not such Award is held by a director, officer or ten percent stockholder, provided such amendment does not entail an extension beyond the original expiry date;

(f)
the addition of any form of financial assistance by the Company for the acquisition by all or certain categories of participants under the Plan, and the subsequent amendment of any such provision which is more favorable to participants;

(g)	the addition or modification of a cashless exercise feature, payable in cash or shares, which provides for a full deduction of the number of underlying shares from the Plan reserve;
(h)	amendments necessary to suspend or terminate the Plan; and
(i)
any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the TSX or any other stock exchange upon which the common stock is listed).

Notwithstanding the foregoing, stockholder approval may still be necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 of the Exchange Act or any applicable stock exchange listing requirements. The Board may, in its sole discretion, although not required under the terms of the Plan, submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers. The Board may amend the Plan in any respect it deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith. Rights under any Award granted before amendment of the Plan cannot be impaired by any amendment of the Plan unless the Participant consents in writing. The Board is empowered to amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the applicable Participant consents in writing and further provided that the Board cannot amend the exercise price of an option, the Fair Market Value of an Award or extend the term of an option or Award without obtaining the approval of the stockholders if required by the rules of the TSX or any stock exchange upon which the common stock is listed.

During the fiscal year ended July 31, 2008, the following options and shares were granted under the Plan to the following persons: 350,000 shares and 500,000 options to Gifford A. Dieterle, our Chief Executive Officer; 350,000 shares and 500,000 options to John Brownlie, our Chief Operating Officer; 350,000 shares and 500,000 options to Jeffrey Pritchard, our Executive Vice President; 1,525,000 shares and 2,350,000 options to our executive officers as a group; 65,000 shares and 650,000 options to our non-executive directors as a group; and 20,000 shares and 615,000 options to non-executive officer employees and consultants as a group. All of the above options are exercisable for periods ranging from two to seven years from issuance and have exercise prices ranging from $0.38 to $0.63 per share (market price). We cannot determine at this time the benefits or amounts that will be received by any individual or group pursuant to the Plan in the future.

The last reported sales price per share of our common stock as reported by the OTC Bulletin Board on December 4, 2008, was $0.35. On December 4, 2008, the last price of our common stock on the TSX was $0. 44 CDN (approximately $0.34 USD).

Required Vote and Recommendation

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting is necessary for approval of Proposal 3.

THE BOARD OF DIRECTORS DEEMS PROPOSAL 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following sets forth biographical information about our executive officers and key personnel:

Name	Age	Position

Gifford A. Dieterle	76	President, Treasurer & Chairman of the Board
John Brownlie	59	Chief Operating Officer
Jeffrey W. Pritchard	50	Executive Vice President and Secretary
Christopher M. Chipman	36	Chief Financial Officer
Robert Roningen	73	Senior Vice President
J. Scott Hazlitt	56	Vice President - Mine Development

For biographical information about Gifford A. Dieterle, John Brownlie, Jeffrey W. Pritchard and Robert Roningen, please see the discussion under the heading “Proposal 1 Election of Directors” above.

CHRISTOPHER M. CHIPMAN, Chief Financial Officer. Mr. Chipman has been our Chief Financial Officer since March 1, 2006. Since November 2000, Mr. Chipman has been a managing member of Chipman & Chipman, LLC, a consulting firm that assists public companies with the preparation of periodic reports required to be filed with the Securities and Exchange Commission and compliance with Section 404 of the Sarbanes Oxley Act of 2002. The firm also provides outsourced financial resources to clients assisting in financial reporting, forecasting and accounting services. Mr. Chipman is a CPA and, from 1996 to 1998, he was a senior accountant with the accounting firm of Grant Thornton LLP. Mr. Chipman was the Controller of Frontline Solutions, Inc., a software company (March 2000 to November 2000); a Senior Financial Analyst for GlaxoSmithKline (1998-2000); and an Audit Examiner for Wachovia Corporation (1994-1996). He received a B.A. in Economics from Ursinus College in 1994. He is a member of the American and Pennsylvania Institute of Certified Public Accountants.

J. SCOTT HAZLITT, Vice President - Mine Development, has been in the mining business since 1974. Since 2001, he has focused on development of our El Chanate concessions. Currently, he is involved in mine expansion plans and corporate development.  He has worked primarily in reserves, feasibility, development and mine operations. Mr. Hazlitt was a field geologist for ARCO Syncrude Division at their CB oil Shale project in 1974 and 1975. He was a contract geologist for Pioneer Uravan and others from 1975 to 1977. He was a mine geologist for Cotter Corporation in 1978 and 1979, and was a mine geologist for ASARCO from 1979 to 1984. He served as Vice President of Exploration for Mallon Minerals from 1984 to 1988. From 1988 to 1992, Mr. Hazlitt was a project geologist and Mine Superintendent for the Lincoln development project. From 1992 to 1995, he was self-employed as a consulting mining geologist in California and Nevada. He was Mine Operations Chief Geologist for Getchell Gold from 1995 to 1999. His work experience has included precious metals, base metals, uranium, and oil shale. Mr. Hazlitt served as mine manager at our Hopemore Mine in Leadville, Colorado starting in November 1999. His highest educational degree is Master of Science from Colorado State University. He is a registered geologist in the state of California.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives and Philosophy of Executive Compensation

The primary objectives of the Compensation Committee with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, to tie annual and long-term cash and stock incentives to achievement of measurable performance objectives, and to align executives' incentives with stockholder value creation. To achieve these objectives, the compensation committee expects to implement and maintain compensation plans that tie a substantial portion of executives' overall compensation to the experience level of the executive or employee, the complexity and amount of responsibility of the employee’s job, key strategic financial and operational goals such as the establishment and maintenance of key strategic relationships, the development and operation of our mining projects, the identification and possible development of additional mining properties and the performance of our common stock price. The compensation committee evaluates individual executive performance with the goal of setting compensation at levels the compensation committee believes are comparable with executives in other companies of similar size and stage of development operating in the mining industry while taking into account our relative performance and our own strategic goals. It is our general practice to grant equity-based awards to executives and employees.

Our compensation plan was developed by utilizing an independent compensation and benefits consultant who utilizes publicly available compensation data for national and regional companies in the mining industry. We believe that the practices of this group of companies will provide us with appropriate compensation benchmarks, because these companies have similar organizational structures and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically will review the compensation data provided by these independent consultants and provide recommendations to the board of directors.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Regular Compensation

Regular compensation for our executives will be established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. Regular compensation will be reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. This review will occur in the fourth fiscal quarter of each year.

Compensation to new executives is based entirely upon similar factors to those discussed above for regular employees and executives and timing is determined solely by needs of our company, some of which can be completely unforeseen, such as resignations or terminations for cause.

Post-termination compensation is fixed in the employment agreement of each executive, and generally, post-termination payments are not offered to non-executive employees.

Annual Bonus

Our compensation program includes eligibility for an annual performance-based cash and/or equity- based bonus (See “2006 Equity Incentive Plan” below) in the case of all executives and certain non-executive employees. The amount of the cash and/or equity-based bonus will depend on the level of achievement of the financial and operational goals and for achieving individual annual performance objectives. These objectives will vary depending on the individual executive, but will relate generally to strategic factors such as establishment and maintenance of key strategic relationships, the development and operation of our mining projects, the identification and possible development of additional mining properties, and to financial factors such as raising capital and improving our results of operations. Bonuses, if awarded, will generally be determined at the sole discretion of the Board of Directors as recommended by the compensation committee.

All employees, whether executives or key employees, as well as administrative staff, will be granted bonus compensation at the same time. All efforts are made by senior management, the compensation committee and the Board of Directors to avoid issuances of stock as compensation that would create even the appearance of being timed to the release of material non-public information.

2006 Equity Incentive Plan

The 2006 Equity Incentive Plan (the “Plan”) is intended to attract and retain individuals of experience and ability, to provide incentive to our employees, consultants, and non-employee directors, to encourage employee and director proprietary interests in us, and to encourage employees to remain in our employ. For more information about the Plan, please see “Proposal 3 - Amendment Of Our 2006 Equity Incentive Plan To Increase The Number Of Shares Of Common Stock Authorized For Issuance Under The Plan From 10,000,000 To 20,000,000 Shares” above.

Although non-cash compensation is utilized by us to prevent placing strains on liquidity, care is taken by management to avoid materially diluting investors.

Employment and Engagement Agreements

We entered into employment agreements, effective July 31, 2006, with the following executive officers: Gifford A. Dieterle, President and Treasurer, Roger A. Newell, Vice President of Development, Jack V. Everett, Vice President of Exploration, and Jeffrey W. Pritchard, Vice President of Investor Relations. On December 5, 2006, effective January 1, 2007, we entered into an employment agreement with J. Scott Hazlitt, Vice President of Mine Development.

On June 6, 2007, Jack V. Everett resigned as Vice President of Exploration and a Director of our company and entered into a consulting agreement with us to provide mining and mineral exploration consultation services.

On September 10, 2007, Roger A. Newell resigned as Vice President of Development. He will continue to serve as a member of our Board of Directors.

The agreements run for a period of three years and automatically renew for successive one-year periods unless we or the executive provides the other party with written notice of their intent not to renew at least 30 days prior to the expiration of the then current employment period.

Mr. Dieterle is entitled to a base annual salary of at least $180,000, Mr. Hazlitt is entitled to a base annual salary of at least $125,000 and each of the other executives is entitled to a base annual salary of at least $120,000. Each executive is entitled to a bonus or salary increase in the sole discretion of the board of directors. In addition, Messrs. Dieterle, Newell, Everett and Pritchard each received two year options to purchase an aggregate of 250,000 shares of our common stock at an exercise price of $0.32 per share (the closing price on July 31, 2006). These options have all been exercised. As discussed below, these agreements have been amended to provide for salary increases.

We have the right to terminate any executive’s employment for cause or on 30 days’ prior written notice without cause or in the event of the executive’s disability (as defined in the agreements). The agreements automatically terminate upon an executive’s death. “Cause” is defined in the agreements as (1) a failure or refusal to perform the services required under the agreement; (2) a material breach by executive of any of the terms of the agreement; or (3) executive’s conviction of a crime that either results in imprisonment or involves embezzlement, dishonesty, or activities injurious to our reputation. In the event that we terminate an executive’s employment without cause or due to the disability of the executive, the executive will be entitled to a lump sum severance payment equal to one month’s salary, in the case of termination for disability, and up to 12 month’s salary (depending upon years of service), in the case of termination without cause.

Each executive has the right to terminate his employment agreement on 60 days’ prior written notice or, in the event of a material breach by us of any of the terms of the agreement, upon 30 days’ prior written notice. In the event of a claim of material breach by us of the agreement, the executive must specify the breach and its failure to either (i) cure or diligently commence to cure the breach within the 30 day notice period, or (ii) dispute in good faith the existence of the material breach. In the event that an agreement terminates due to our breach, the executive is entitled to severance payments in equal monthly installments beginning in the month following the executive’s termination equal to three month’ salary plus one additional month’s salary for each year of service to us. Severance payments cannot exceed 12 month’s salary.

In conjunction with the employment agreements, our Board of Directors deeming it essential to the best interests of its stockholders to foster the continuous engagement of key management personnel and recognizing that, as is the case with many publicly held corporations, a change of control might occur and that such possibility, and the uncertainty and questions which it might raise among management, might result in the departure or distraction of management personnel to the detriment of the company and its stockholders, determined to reinforce and encourage the continued attention and dedication of members of our management to their engagement without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the company, it entered into identical agreements regarding change in control with the executives. Each of the agreements regarding change in control continues through December 31, 2009 (December 31, 2010 for Mr. Hazlitt) and extends automatically to the third anniversary thereof unless we give notice to the executive prior to the date of such extension that the agreement term will not be extended. Notwithstanding the foregoing, if a change in control occurs during the term of the agreements, the term of the agreements will continue through the second anniversary of the date on which the change in control occurred. Each of the agreements entitles the executive to change of control benefits, as defined in the agreements and summarized below, upon his termination of employment with us during a potential change in control, as defined in the agreements, or after a change in control, as defined in the agreements, when his termination is caused (1) by us for any reason other than permanent disability or cause, as defined in the agreement (2) by the executive for good reason as defined in the agreements or, (3) by the executive for any reason during the 30 day period commencing on the first date which is six months after the date of the change in control. Each executive would receive a lump sum cash payment of three times his base salary and three times his bonus award for the prior year, as well as outplacement benefits. In addition, the exercise price of all options would decrease to $0.01 per share. Each agreement also provides that the executive is entitled to a payment to make him whole for any federal excise tax imposed on change of control or severance payments received by him.

On September 14, 2007, we entered into a Second Amended Engagement Agreement (the “Agreement”) with Christopher Chipman, our Chief Financial Officer, effective May 1, 2007. The Agreement supersedes and replaces Mr. Chipman’s prior agreement that expired on August 31, 2007. He receives a monthly fee of $14,583. The Agreement expires on August 31, 2009 and automatically renews for successive one-year periods, unless either party gives at least 30 days prior notice to the other party of its intent not to renew. Mr. Chipman can terminate the Agreement on 60 days prior notice. We can terminate the Agreement without cause on 30 days prior notice and for cause (as defined in the Agreement). The Agreement also terminates upon Mr. Chipman’s disability (as defined in the Agreement) or death. In the event that we terminate the Agreement without cause, Mr. Chipman will be entitled to a cash termination payment equal to his Annual Fee in effect upon the date of termination, payable in equal monthly installments beginning in the month following his termination. In the event the Agreement is terminated by Mr. Chipman at his election or due to his death or disability, Mr. Chipman will be entitled to the fees otherwise due and payable to him through the last day of the month in which such termination occurs. In conjunction with Agreement, we entered into a change of control agreement similar to the agreements entered into with our other executive officers. In connection with the original engagement agreement with Mr. Chipman in March 2006, Mr. Chipman received a two year option to purchase an aggregate of 50,000 shares of our common stock at an exercise price of $.34 per share. This option has been exercised in full.

On May 12, 2006, we entered into an employment agreement with John Brownlie, pursuant to which Mr. Brownlie originally served as Vice President Operations. Mr. Brownlie became our Chief Operating Officer in February 2007. Mr. Brownlie serves as Vice President Operations. Mr. Brownlie receives a base annual salary of $150,000 and is entitled to annual bonuses. Upon his employment, he received options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $.32 per share. 50,000 options vested immediately and the balance vest upon our achieving "Economic Completion" as that term is defined in the Standard Bank Credit Facility (when we have commenced mining operations and has been operating at anticipated capacity for 60 to 90 days). The term of the options is two years from the date of vesting. The agreement runs for an initial two year period, and automatically renews thereafter for additional one year periods unless terminated by either party within 30 days of a renewal date. We can terminate the agreement for cause or upon 30 days notice without cause. Mr. Brownlie can terminate the agreement upon 60 days notice without cause or, if there is a breach of the agreement by us that is not timely cured, upon 30 days notice. In the event that we terminates him without cause or he terminates due to our breach, he will be entitled to certain severance payments. We utilized the Black-Scholes method to fair value the 200,000 options received by Mr. Brownlie. We recorded approximately $70,000 as deferred compensation expense as of the date of the agreement and recorded the vested portion or $17,500 as stock based compensation expense for the year ended July 31, 2006.

On August 29, 2007, at the recommendation of the compensation committee, the Board increased the salaries of our executive officers to be commensurate with industry standards and amended their respective agreements accordingly. The new salaries were as follows: Gifford A. Dieterle, President, Treasurer and Chairman of the Board, $250,000; John Brownlie, Chief Operating Officer, $225,000; Christopher Chipman, Chief Financial Officer, $175,000 (consulting fee); Jeffrey W. Pritchard, Vice President - Investor Relations and Secretary, $195,000; Roger A. Newell, Vice President - Development, $135,000; and J. Scott Hazlitt, Vice President - Mine Development, $135,000. The salary increase for Mr. Brownlie and the consulting fee increase for Mr. Chipman were retroactive to May 1, 2007 and the salary increase for Mr. Pritchard is retroactive to August 1, 2007.

On July 17, 2008, at the recommendation of the compensation committee of our Board of Directors, our executive officers were awarded salary increases effective August 1, 2008. The new salaries were as follows: Gifford A. Dieterle, President, Treasurer and Chairman of the Board, $287,500; John Brownlie, Chief Operating Officer, $258,750; Christopher Chipman, Chief Financial Officer, $201,250 (consulting fee); Jeffrey W. Pritchard, Vice President - Investor Relations and Secretary, $224,250; and J. Scott Hazlitt, Vice President - Mine Development, $155,250.

On October 28, 2008, we entered into an Engagement Agreement with John Brownlie, our Chief Operating Officer. The agreement supersedes a May 12, 2006 employment agreement between us and Mr. Brownlie. Pursuant to the Engagement Agreement, Mr. Brownlie serves as our Chief Operating Officer and receives a base annual fee of at least $258,750 and is entitled to annual bonuses. The Engagement Agreement runs through August 31, 2009, and automatically renews thereafter for additional one year periods unless terminated by either party within 30 days of a renewal date. We can terminate the agreement for cause or upon 30 days notice without cause. Mr. Brownlie can terminate the agreement upon 60 days notice without cause or, if there is a breach of the agreement by us that is not timely cured, upon 30 days notice. In the event that we terminate him without cause or he terminates due to our breach, he will be entitled to certain severance payments. We previously entered into a change of control agreement with Mr. Brownlie similar to the agreements entered into with our other executive officers.

On November 1, 2008, we entered into an Engagement Agreement with J. Scott Hazlitt, our Vice President of Mine Development. The agreement supersedes a December 5, 2006 employment agreement between us and Mr. Hazlitt. Pursuant to the Engagement Agreement, Mr. Brownlie serves as our Vice President of Mine Development and receives a base annual fee of at least $155,250 and is entitled to annual bonuses. The Engagement Agreement runs through August 31, 2009, and automatically renews thereafter for additional one year periods unless terminated by either party within 30 days of a renewal date. We can terminate the agreement for cause or upon 30 days notice without cause. Mr. Hazlitt can terminate the agreement upon 60 days notice without cause or, if there is a breach of the agreement by us that is not timely cured, upon 30 days notice. In the event that we terminate him without cause or he terminates due to our breach, he will be entitled to certain severance payments. We previously entered into a change of control agreement with Mr. Hazlitt similar to the agreements entered into with our other executive officers.

Compensation of Directors

During the fiscal year ended July 31, 2007, our Independent Directors each received a fee of $1,000 per month. Robert Roningen, director, received a fee of $2,000 per month for legal and consulting services during the fiscal year ended July 31, 2007. Non-independent directors were not otherwise compensated for acting in their capacity as Directors. Directors are reimbursed for their accountable expenses incurred in attending meetings and conducting their duties. On August 29, 2007, we increased directors’ compensation to our independent directors and to Robert Roningen and Roger Newell by $1,000 per month.

Conclusion

Our compensation policies are designed to retain and motivate our senior executive officers and to ultimately reward them for outstanding individual and corporate performance.

Summary Compensation Table

The following tables set forth the total compensation paid to or earned by our named executive officers, as that term is defined in Item 402(a)(3) of Regulation S-K as of our fiscal years ended July 31, 2008 and 2007, respectively (000’s):

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (2)	Option Awards (1)	Non-Equity Incentive Plan Compen- sation	Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation ($)	Total ($)
Gifford A. Dieterle, Director, Chairman, Treasurer and CEO	2008	$ 244	$ 325	$ 102	$ 60	$ -	$ -	$ -	$ 731
John Brownlie, Director and COO	2008	$ 275	$ 318	$ 102	$ 112	$ -	$ -	$ -	$ 816
Jeffrey Pritchard, Executive Vice President	2008	$ 189	$ 284	$ 102	$ 60	$ -	$ -	$ -	$ 634

Notes:
(1) Based on Black Scholes Pricing Model of valuing options.
(2) Issuance of shares based on the fair market value of the our common stock on the date of grant.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (2)	Option Awards (1)	Non-Equity Incentive Plan Compen- sation	Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation ($)	Total ($)
Gifford A. Dieterle, Director, Chairman, Treasurer and CEO	2007	$ 180	$ -	$ -	$ -	$ -	$ -	$ -	$ 180
John Brownlie, Director and COO	2007	$ 150	$ -	$ 225	$ 34	$ -	$ -	$ -	$ 409
Christopher M. Chipman, CFO	2007	$ 118	$ -	$ -	$ 79	$ -	$ -	$ -	$ 197

Notes:
(1) Based on Black Scholes Pricing Model of valuing options. Total fair value of option awards granted in 2007 was $113,000.
(2) Issuance of shares based on the fair market value of our common stock on the date of grant.

Outstanding Equity Awards At Fiscal Year-End (000’s except share data)

The following tables provide information concerning unexercised options for each of our named executive officers, as that term is defined in Item 402(a)(3) of Regulation S-K as of our fiscal year ended July 31, 2008:

2008 Table

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Gifford A. Dieterle, Director, Chairman, Treasurer and CEO	150,000	350,000	350,000	$0.63	12/20/14
John Brownlie, Director and COO	150,000	350,000	350,000	$0.63	12/20/14
Jeffrey Pritchard, Executive Vice President	150,000	350,000	350,000	$0.63	12/20/14

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value of Realized on Vesting ($) (e)
Gifford A. Dieterle, Director, Chairman, Treasurer and CEO	250,000	$ 83	151,142	$ 103
John Brownlie, Director and COO	200,000	$ 72	151,142	$ 103
Jeffrey Pritchard, Executive Vice President	250,000	$ 88	151,142	$ 103

Please also see “Certain Relationships and Related Transactions” below.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee of the Board of Directors, consisting of Ian Shaw, the Committee Chairman, John Postle and Mark T. Nesbitt, are all independent directors. There are no interlocking relationships.

COMPENSATION COMMITTEE REPORT

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2008 for filing with the SEC.

COMPENSATION COMMITTEE
Ian Shaw, Committee Chairman
John Postle
Mark T. Nesbitt

The foregoing Compensation Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

Director Compensation

The following tables sets forth the compensation paid to our directors for the fiscal year ended July 31, 2008 (000’s).

2008 Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ian A. Shaw, Director	$ 24	$ 11	$ 3	$ -	$ -	$ -	$ 38
John Postle, Director	$ 24	$ 11	$ 3	$ -	$ -	$ -	$ 38
Mark T. Nesbitt, Director	$ 24	$ 11	$ 3	$ -	$ -	$ -	$ 38
Roger Newell, Director	$ 12	$ 7	$ 2	$ -	$ -	$ -	$ 21
Robert Roningen, Director	$ 12	$ 7	$ 2	$ -	$ -	$ 24	$ 45

(1) Based on Black Scholes Pricing Model of valuing options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2002, we purchased marketable equity securities of a related company. We recorded approximately $6,000 and $9,000 in expense reimbursements including office rent from this entity for the year ended July 31, 2008 and 2007, respectively.

We utilize a Mexican corporation 100% owned by two of our officers/Directors and stockholders for mining support services. These services include but are not limited to the payment of mining salaries and related costs. The Mexican Corporation bills us for these services at cost. Mining expenses charged by the Mexican Corporation and eliminated upon consolidation amounted to approximately $3,775 and $702 for the year ended July 31, 2008 and 2007, respectively.

During the years ended July 31, 2008 and 2007, we paid Jack Everett, a former officer and director, consulting fees of $100,000 and $0, respectively. In addition, this individual earned wages of $120,000 during the year ended July 31, 2007. Also, during the year ended July 31, 2008 and 2007, we paid a director legal and consulting fees of $35,000 and $24,000, respectively.

On December 20, 2007, at the recommendation of the Compensation Committee of the Board of Directors, our executive officers, directors and employees were granted 1,095,000 restricted shares under our 2006 Equity Incentive Plan. The restricted shares granted vest equally over three years from the date of grant. In addition, our executive officers were granted 3,150,000 stock options under our 2006 Equity Incentive Plan. The stock options have a term of seven years and vest as follows: 20% vested upon issuance and the balance vest 20% annually thereafter. The exercise price of the stock options is $0.63 per share (per the Plan, the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars). In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan, unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall be the lesser of the original expiration date or one year from the date continuous service terminates. Upon the happening of a change of control, all unvested stock options and unvested restricted stock grants immediately vest.

On July 17, 2008, at the recommendation of the Compensation Committee of the Board of Directors, our executive officers and directors were granted 515,000 shares under our 2006 Equity Incentive Plan. The restricted shares granted vested immediately.

We have employment and consulting agreements with our executive officers. Please see “Employment and Engagement Agreements” in “Executive Compensation” above. For information about the independence of our directors please see “Audit Committee and Audit Committee Expert” in Meetings And Committees Of The Board” above.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

To our knowledge, during the fiscal year ended July 31, 2008, based solely on a review of such materials as are required by the Securities and Exchange Commission, no officer, director or beneficial holder of more than ten percent of our issued and outstanding shares of Common Stock failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that Mr. Roningen filed forms 4 late with regard to six transactions, Mr. Brownlie filed forms 4 late with regard to two transactions and Messrs. Dieterle, Pritchard, Chipman, Hazlitt, Shaw, Postle and Nesbit each filed a form 4 late with regard to one transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of December 4, 2008, the number and percentage of outstanding shares of common stock beneficially owned by:

•	Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding Common Stock;
•	each of our Directors and the Named Executives; and
•	all of our officers and Directors as a group.

As of the foregoing date, there were no other persons, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of the issued and outstanding Common Stock.

This table is based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission, and information obtained from our directors and named executives. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days of December 4, 2008. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named in the table, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, we believe, based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares Common Stock which they beneficially own. Unless otherwise noted, the address of each of the principal stockholders is care of us at 76 Beaver Street, 14th floor, New York, NY10005.

Name and Address	Amount & Nature
of Beneficial	of Beneficial	Approximate
Owner	Ownership	Percentage(1)
Gifford A. Dieterle*	3,612,455(2)	1.9%

Robert Roningen*	1,828,750(3)	**
2955 Strand Road
Duluth, MN 55804

Jeffrey W. Pritchard*	1,856,354(2)	1.0%

Christopher Chipman*	1,500,000(2)	**
4014 Redwing Lane
Audubon, PA 19407

Roger A Newell*	1,537,273(2)	**
1781 South Larkspur Drive
Golden, CO 80401

John Brownlie*
6040 Puma Ridge
Littleton, CO 80124	1,599,500(2)	**

Scott Hazlitt*	1,500,000(2)	**
9428 W. Highway 50
Salida. CO 81201

Ian A. Shaw*	265,000(2)	**
98 Crimson Millway
Toronto, Ontario M2LIT6
Canada

John Postle*	265,000(2)	**
2169 Constance Drive
Oakville Ontario
Canada L6j 5l2

Mark T. Nesbitt*	306,666(2)(4)	**
1580 Lincoln St., Ste. 700
Denver CO 80203-1501

SPGP	11,250,000(6)	5.8%
17, Avenue Matignon
75008 Paris, France

Standard Bank PLC	15,750,000	8.2%
320 Park Avenue
New York, NY 10022

Van Eck International Investors	10,000,000(5)	5.2%
Gold Fund
99 Park Avenue
New York, NY 10016
and
Van Eck Long/Short Gold
Portfolio Ltd.
Ogier Fiduciary Services
PO box 1234
Queensgate House
South Church Street
Georgetown
Grand Cayman, Cayman Islands

All Officers and
Directors as a
Group (10 persons)	14,120,998(2)(3)(4)	7.2%
*  Officer and/or Director of Capital Gold.
** Less than 1%.

(1)	Based upon 193,124,826 shares issued and outstanding as of December 4, 2008.

(2)
For Messrs. Dieterle, Roningen, Pritchard, Chipman, Newell, Brownlie, Hazlitt, Shaw, Postle and Nesbitt includes, respectively, 500,000 shares, 100,000 shares, 500,000 shares, 1,100,000 shares, 100,000 shares, 750,000 share, 350,000 shares, 250,000 shares, 250,000 shares and 250,000 shares issuable upon exercise of options.

(3)	Represents shares owned by Mr. Roningen’s wife. All of the foregoing shares are pledged as collateral for payment of a bank note.

(4)	Includes shares owned jointly with his wife.

(5)
Represents shares owned by the listed stockholders. Separately, the stockholders do not beneficially own in excess of 5% of our outstanding shares of Common Stock. However, both stockholders have identified Joseph Foster as a natural person with voting and investment control over shares of our common stock beneficially owned by the stockholders. Mr. Foster is the portfolio manager for Van Eck Associates Corporation and Van Eck Absolute Return Advisers Corp., the investment advisors for, respectively, Van Eck International Investors Gold Fund and Van Eck Long/Short Gold Portfolio Ltd.

(6)	We have been advised that Xavier Roulet, is a natural person with voting and investment control over shares of our common stock beneficially owned by SPGP.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the Company’s 2009 Annual Meeting of Stockholders must be received by the Company’s Secretary, at Capital Gold Corporation, 76 Beaver Street, 14th Floor, New York, NY 10005 no later than August 8, 2009.

Pursuant to our Amended and Restated By-laws, all stockholder proposals may be brought before an annual meeting of stockholders only upon timely notice thereof in writing having been given to the Secretary of the company. To be timely, a stockholder’s notice, for all stockholder proposals shall be delivered to the Secretary at our principal executive offices not less than ninety (90) nor more than one hundred twenty (120) days prior to the date of the meeting; provided, however, that in the event that the annual meeting date is publicly disclosed less than one hundred twenty (120) days prior to the date of the meeting, the stockholders’ notice, in order to be timely, must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was publicly disclosed. All such stockholders must be stockholders of record on both the date such stockholders provide notice of their proposals and on the record date for the determination of stockholders entitled to vote at such meeting. In addition, all stockholder proposals must contain all of the information required under our Amended and Restated By-laws, a copy of which is available upon written request, at no charge, from the Secretary at our New York office. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

GENERAL

Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR all director nominees and FOR Proposal No. 2 and Proposal No. 3.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended July 31, 2008, including financial statements, is enclosed with this proxy. Exhibits and any amendments to our Form 10-K, as filed with the SEC, may be obtained without charge upon written request to: Corporate Secretary, Capital Gold Corporation, 76 Beaver Street, 14th Floor, New York, NY 10005. You can also get copies of our filings made with the SEC, including the Annual Report on Form 10-K, by visiting the SEC’s web site at www.sec.gov.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

Jeffrey W. Pritchard, Secretary
New York, New York
December 10, 2008

Annex A

CAPITAL GOLD CORPORATION
2006 Equity Incentive Plan
(As Amended January 2009)
PURPOSES.

Background. This 2006 Equity Incentive Plan was adopted on December 13, 2006 and approved by the Company’s stockholders on February 21, 2007.

Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

Available Awards. The purpose of the Plan is to provide a means by which eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following: (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) rights to acquire restricted stock, and (iv) stock appreciation rights.

General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

DEFINITIONS.

“Affiliate” means any entity that controls, is controlled by, or is under common control with the Company.

“Award” means any right granted under the Plan, including an Option, a right to acquire restricted Common Stock, and a stock appreciation right.

“Award Agreement” means a written agreement between the Company and a holder of an Award (other than an Option) evidencing the terms and conditions of an individual Award grant.

“Board” means the board of directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Committee” means a pre-existing or newly formed committee of members of the Board appointed by the Board in accordance with subsection 3(c).

“Common Stock” means the shares of the Company’s common stock par value $0.0001 and other rights with respect to such shares.

“Company” means Capital Gold Corporation, a Delaware corporation.

“Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services for an initial, renewable or extended period of twelve months or more and who is compensated for such services or (ii) who is a member of the board of directors of an Affiliate.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. Unless otherwise provided in an Award Agreement or Option Agreement, as applicable, the Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service to the Company or an Affiliate as an Employee, Director or Consultant. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate shall not constitute an interruption of Continuous Service. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

“Covered Employee” means the Company’s chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

“Director” means a member of the Board of the Company.

“Disability” means the Participant’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively the duties and obligations to the Company and its Affiliates performed by such person immediately prior to such disability for a period of at least six (6) months, as determined in the good faith judgment of the Board.

“Dollars” or “$” means United States dollars.

“Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company or an Affiliate alone shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

If the Common Stock is listed on the Toronto Stock Exchange and is not listed on any other established stock exchange in the United States, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the Common Stock shall be the closing price on the Toronto Stock Exchange of the Common Stock on the trading day immediately prior to the day of determination converted to Dollars using the noon rate of exchange of the Federal Reserve Bank of New York on the day immediately prior to such determination; and (B) if the Common Stock is listed on the Toronto Stock Exchange and also is listed on any other established stock exchange in the United States, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market on the last market trading day prior to the day of determination, as reported by such exchange or market with the greatest volume of trading in Common Stock on the day prior to the determination date.

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In the absence of such markets, if the Common Stock is quoted on the OTC Bulletin Board, the Fair Market Value of the Common Stock shall be the average of the closing bid price per share of the Common Stock for the three trading days ending on the last trading day prior to the day of determination, as reported by the OTC Bulletin Board.

If the Common Stock is not quoted on the OTC Bulletin Board but is reported on the “Pink Sheets” published by the Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the Fair Market Value of the Common Stock shall be the average of the reported closing bid price per share of the Common Stock for the three trading days ending on the last trading day prior to the day of determination, as reported by the Pink Sheets (or such other organization or agency).

In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

“Incentive Stock Option” means an option designated as an incentive stock option in an Option Agreement and that is granted in accordance with the requirements of, and that conforms to the applicable provisions of, Section 422 of the Code.

“Independent Director” means (i) a Director who satisfies the definition of Independent Director or similar definition under the applicable stock exchange or Nasdaq rules and regulations upon which the Common Stock is traded from time to time and (ii) a Director who either (A) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (B) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

“Nonqualified Stock Option” means an option that is not designated in an Option Agreement as an Incentive Stock Option or was not granted in accordance with the requirements of, and does not conform to the applicable provisions of, Section 422 of the Code.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

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“Plan” means this Capital Gold Corporation 2006 Equity Incentive Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or any subsidiary corporation, both as defined in Section 424 of the Code.

ADMINISTRATION.

Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). The Board may, at any time and for any reason in its sole discretion, rescind some or all of such delegation.

Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an Award; and the number of shares of Common Stock with respect to which an Award shall be granted to each such person.

To construe and interpret the Plan, Awards granted under it, Option Agreements and Award Agreements, and to establish, amend and revoke rules and regulations for their administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement or Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

To amend the Plan, an Award, an Award Agreement or an Option Agreement as provided in Section 12, provided that the Board shall not amend the exercise price of an option, the Fair Market Value of an Award or extend the term of an Option or Award without obtaining the approval of the stockholders if required by the rules of any stock exchange upon which the Common Stock is listed.

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

Delegation to Committee.

General. The Board may delegate administration of the Plan and its powers and duties thereunder to a Committee or Committees, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. Upon such delegation, the Committee shall have the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be deemed to include the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan, except respecting matters under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any rules or regulations issued thereunder, which are required to be determined in the sole discretion of the Committee.

4

Committee Composition. A Committee shall consist solely of two or more Independent Directors. Within the scope of its authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who are not Independent Directors or to the Company’s Chief Executive Officer the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

Effect of Board’s Decision; No Liability. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons. No member of the Board or the Committee or any person to whom duties hereunder have been delegated shall be liable for any action, interpretation or determination made in good faith, and such persons shall be entitled to full indemnification and reimbursement consistent with applicable law and in the manner provided in the Company’s Articles of Incorporation and Bylaws, as the same may be amended from time to time, or as otherwise provided in any agreement between any such member and the Company.

STOCK SUBJECT TO THE PLAN.

Stock Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the shares of Common Stock that may be issued pursuant to Awards shall not exceed in the aggregate 20,000,000 shares of Common Stock.

Reversion of Stock to the Stock Reserve. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan.

Source of Stock. The Common Stock subject to the Plan may be unissued stock or reacquired stock, bought on the market or otherwise.

ELIGIBILITY.

Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5

 Limitations on Awards. The following limits apply to grants of Awards under this Plan: (i) the maximum number of shares of Common Stock which may be reserved for issuance to all directors, officers and Ten Percent Stockholders, in the aggregate, under this Plan, together with any other security-based compensation arrangement, shall not, at any time, exceed 10% of the outstanding shares of Common Stock on a non-diluted basis; and (ii) the maximum number of shares of Common Stock which may be issued to all directors, officers and Ten Percent Stockholders, in the aggregate, under this Plan, together with any other security-based compensation arrangement, within any one year period, shall not exceed ten percent (10%) of the outstanding shares of Common Stock on a non-diluted basis.

Consultants.

A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register a resale of the Company’s securities issued to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Board determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

OPTION PROVISIONS.

Each Option Agreement shall be subject to the terms and conditions of this Plan. Each Option and Option Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for the shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical.

Provisions Applicable to All Options.

Consideration. The purchase price of the shares of Common Stock acquired pursuant to an Option shall be paid in cash in Dollars at the time the Option is exercised.

Vesting Generally. An Option may (A) vest, and therefore become exercisable, in periodic installments that may, but need not, be equal, or (B) be fully vested at the time of grant. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board or Committee may deem appropriate. The vesting provisions, if any, of individual Options may vary. The provisions of this subsection 6(a)(ii) are subject to any Option Agreement provisions governing the minimum number of Common Stock as to which an Option may be exercised.

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Termination of Continuous Service. Unless otherwise provided in the Option Agreement, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death, Disability, retirement or as a result of a Change of Control), all Options held by the Optionholder shall immediately terminate; provided, however, that an Option Agreement may provide that if an Optionholder’s Continuous Service is terminated for reasons other than for cause, all vested Options held by such person shall continue to be exercisable until the earlier of the expiration date of such Option or 180 days after the date of such termination. All such vested Options not exercised within the period described in the preceding sentence shall terminate.

Disability or Death of Optionholder. Unless otherwise provided in the Option Agreement, in the event of an Optionholder’s Disability or death, all unvested Options shall immediately terminate, and all vested Options held by such person shall continue to be exercisable for 12 months after the date of such Disability or death. All such vested Options not exercised within such 12-month period shall terminate.

Retirement. Unless otherwise provided in the Option Agreement, in the event of the Optionholder’s retirement, all unvested Options shall automatically vest on the date of such retirement and all Options shall be exercisable for the earlier of 24 months after such retirement date or the expiration date of such Options. All such Options not exercised within the period described in the preceding sentence shall terminate.

Provisions Applicable to Incentive Stock Options.

Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted. Further, no grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the date the Plan is approved by the stockholders of the Company. Should the expiry date of any vested Incentive Stock Option fall on, or within nine business days immediately following a black-out period self-imposed by the Company on the Optionholder, the term of such Incentive Stock Option will automatically be extended to a date which expires 10 business days following the end of such black-out period.

Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

Incentive Stock Option $100,000 Limitation. Notwithstanding any other provision of the Plan or an Option Agreement, the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder in any calendar year, under the Plan or any other option plan of the Company or its Affiliates, shall not exceed $100,000. For this purpose, the Fair Market Value of the Common Stock shall be determined as of the time an Option is granted. The Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

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Provisions Applicable to Nonqualified Stock Options.

Term. Should the expiry date of any vested Nonqualified Stock Option fall on, or within nine business days immediately following a black-out period self-imposed by the Company on the Optionholder, the term of such Nonqualified Stock Option will automatically be extended to a date which expires 10 business days following the end of such black-out period.

Exercise Price of a Nonqualified Stock Option. The exercise price of each Nonqualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

Transferability of a Nonqualified Stock Option. A Nonqualified Stock Option shall be transferable, if at all, to the extent provided in the Option Agreement. If the Option Agreement does not provide for transferability, then the Nonqualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

PROVISIONS OF AWARDS OTHER THAN OPTIONS.

Restricted Stock Awards. Each restricted stock Award Agreement shall be in such form and shall contain such restrictions, terms and conditions, if any, as the Board shall deem appropriate and shall be subject to the terms and conditions of this Plan. The terms and conditions of restricted stock Award Agreements may change from time to time, and the terms and conditions of separate restricted stock Award Agreements need not be identical, but each restricted stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

Consideration. A restricted stock Award may be awarded in consideration for past services actually rendered, or for future services to be rendered, to the Company or an Affiliate for its benefit.

Vesting. Common Stock awarded under the restricted stock Award Agreement may (A) be subject to a vesting schedule to be determined by the Board, or (B) be fully vested at the time of grant.

Termination of Participant’s Continuous Service. Unless otherwise provided in the restricted stock Award Agreement, in the event a Participant’s Continuous Service terminates prior to a vesting date set forth in the restricted stock Award Agreement, any unvested restricted stock Award shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and neither the Participant nor his or her heirs, executors, administrators or successors shall have any right or interest in the restricted stock Award. Notwithstanding the foregoing, unless otherwise provided in the restricted stock Award agreement, in the event a Participant’s Continuous Service terminates as a result of (A) being terminated by the Company for reasons other than for cause, (B) death, (C) Disability, (D) retirement, or (E) a Change of Control (subject to the provisions of Section 11(c) hereof), then any unvested restricted stock Award shall vest immediately upon such date.

Transferability. Rights to acquire Common Stock under the restricted stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock Award Agreement remain subject to the terms of the restricted stock Award Agreement.

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Grant of Stock Appreciation Rights. Stock appreciation rights to receive in shares of Common Stock the excess of the Fair Market Value of Common Stock on the date the rights are surrendered over the Fair Market Value of Common Stock on the date of grant may be granted to any Employee, Director or Consultant selected by the Board. A stock appreciation right may be granted (i) in connection and simultaneously with the grant of another Award, (ii) with respect to a previously granted Award, or (iii) independent of another Award. A stock appreciation right shall be subject to such terms and conditions not inconsistent with this Plan as the Board shall impose and shall be evidenced by a written stock appreciation right agreement, which shall be executed by the Participant and an authorized officer of the Company. The Board, in its discretion, may determine whether a stock appreciation right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and stock appreciation right agreements evidencing stock appreciation rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. The Board may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a stock appreciation right that the Participant surrender for cancellation some or all of the Awards previously granted to such person under this Plan or otherwise. A stock appreciation right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Award, may contain such other terms as the Board deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Award.

AVAILABILITY OF STOCK. Subject to the restrictions set forth in Section 4(a), during the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

MISCELLANEOUS.

Exercise of Awards. Awards shall be exercisable at such times, or upon the occurrence of such event or events as the Board shall determine at or subsequent to grant. Awards may be exercised in whole or in part. Common Stock purchased upon the exercise of an Award shall be paid for in full at the time of such purchase.

Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

Stockholder Rights.

Options. Unless otherwise provided in and upon the terms and conditions in the Option Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Common Stock subject to an Option unless and until such Participant has satisfied all requirements for exercise of, and has exercised, the Option pursuant to its terms.

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Restricted Stock. Unless otherwise provided in and upon the terms and conditions in the restricted stock Award Agreement, a Participant shall have the right to receive all dividends and other distributions paid or made respecting such restricted stock, provided, however, no unvested restricted stock shall have any voting rights of a stockholder respecting such unvested restricted stock unless and until such unvested restricted stock become vested.

No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted, or any other capacity, or shall affect the right of the Company or an Affiliate to terminate with or without notice and with or without cause (i) the employment of an Employee, (ii) the service of a Consultant to the Company or an Affiliate or (iii) the service of a Director of the Company or an Affiliate.

Withholding Obligations. If the Company has or will have a legal obligation to withhold the taxes related to the grant, vesting or exercise of the Award, such Award may not be granted, vested or exercised in whole or in part, unless such tax obligation is first satisfied in a manner satisfactory to the Company. To the extent provided by the terms of an Award Agreement or Option Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment in Dollars; (ii) authorizing the Company to withhold Common Stock from the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered Common Stock.

Listing and Qualification of Stock. This Plan and the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver Common Stock under such Awards, shall be subject to all applicable United States federal and state laws, rules and regulations, and any other laws applicable to the Company, and to such approvals by any government or regulatory agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Common Stock upon any exercise of an Award until completion of any stock exchange listing, or the receipt of any required approval from any stock exchange or other qualification of such Common Stock under any United States federal or state law rule or regulation as the Company may consider appropriate, and may require any individual to whom an Award is granted, such individual’s beneficiary or legal representative, as applicable, to make such representations and furnish such information as the Board may consider necessary, desirable or advisable in connection with the issuance or delivery of the Common Stock in compliance with applicable laws, rules and regulations.

Non-Uniform Determinations. The Board’s determinations under this Plan (including, without limitation, determinations of the persons to receive Awards, the form, term, provisions, amount and timing of the grant of such Awards and of the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under this Plan, whether or not such persons are similarly situated.

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ADJUSTMENTS UPON CHANGES IN STOCK.

Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of stock, exchange of stock, change in corporate structure or other transaction), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per stock of Common Stock subject to such outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

Asset Sale, Merger, Consolidation or Reverse Merger. In the event of a Change of Control (as defined below), any unvested Awards shall vest immediately prior to the closing of the Change of Control, and the Board shall have the power and discretion to provide for the Participant’s election alternatives regarding the terms and conditions for the exercise of, or modification of, any outstanding Awards granted hereunder, provided, however, such alternatives shall not affect the then current exercise provisions without such Participant’s consent. The Board may provide that Awards granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Awards will expire. Any such determinations by the Board may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. For the purpose of this Plan, a “Change of Control” shall have occurred in the event one or more persons acting individually or as a group (i) acquires sufficient additional stock to constitute more than 50% of (A) the total Fair Market Value of all Common Stock issued and outstanding or (B) the total voting power of all shares of capital stock authorized to vote for the election of directors; (ii) acquires, in a 12-month period, 35% or more of the voting power of all shares of capital stock authorized to vote for the election of directors, or alternatively a majority of the members of the board is replaced during any 12-month period by directors whose appointment was not endorsed by a majority of the members of the board; or (iii) acquires, during a 12-month period, more than 40% of the total gross fair market value of all of the Company’s assets. Notwithstanding the foregoing, the provisions of this Section 11(c) shall not apply to (i) any transaction involving any stockholder that individually or as a group owns more than fifty percent (50%) of the outstanding Common Stock on the date this Plan is approved by the Company’s stockholders, until such time as such stockholder first owns less than forty percent (40%) of the total outstanding Common Stock, or (ii) any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

AMENDMENT OF THE PLAN AND AWARDS.

Amendment of Plan. The Board at any time, and from time to time, may amend the Plan, or any portion thereof in any respect without the approval by the stockholders, provided however, that the stockholders must approve any amendment which increases the fixed maximum percentage of shares of Common Stock issuable under this Plan, reduces the exercise price of an Award held by a Director, Officer or Ten Percent Stockholder or extends the term of an Award held by a Director, Officer or Ten Percent Stockholder. Notwithstanding the foregoing, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any applicable Toronto Stock Exchange, Nasdaq, or other applicable securities exchange listing requirements.

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Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

Amendment of Awards. Subject to Section 3(b)(iii), the Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the applicable Participant consents in writing.

TERMINATION OR SUSPENSION OF THE PLAN.

Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

Savings Clause. This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law or regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

EFFECTIVE DATE OF THE PLAN.

The Plan shall become effective as determined by the Board, but no Award shall be exercised (or, in the case of a restricted stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

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CHOICE OF LAW.

The law of the State of New York shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

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CAPITAL GOLD CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
January 20, 2009

THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gifford A. Dieterle and Jeffrey W. Pritchard and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at Bayard’s, One Hanover Square, New York, New York 10004 on Tuesday, January 20, 2009, at 2:00 p.m. local time and at any adjournment thereof, and to vote all of the shares of common stock of Capital Gold Corporation (the “Company”) the undersigned would be entitled to vote if personally present, upon the following matters:

Please mark box in blue or black ink.

1. Proposal 1- Election of Directors.

Nominees: Gifford A. Dieterle, John Brownlie, Jeffrey W. Pritchard, Robert Roningen, Roger A. Newell, Ian A. Shaw, John Postle and Mark T. Nesbitt.

☐ For all nominees (except as marked to the contrary below)     ☐   Authority Withheld as to all Nominees

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME)

Gifford A. Dieterle	John Brownlie	Jeffrey W. Pritchard	Robert Roningen
Roger A. Newell	Ian A. Shaw	John Postle	Mark T. Nesbitt.

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2. Proposal 2-Ratification of the selection of Wolinetz, Lafazan & Company, P.C., as independent auditors of the Company for the year ending July 31, 2009.

☐ For	☐ Against	☐ Abstain

3. Proposal 3- Amendment of the Company’s 2006 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan from 10,000,000 to 20,000,000 shares.

☐ For	☐ Against	☐ Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF GIFFORD A. DIETERLE, JOHN BROWNLIE, JEFFREY W. PRITCHARD, ROBERT RONINGEN, ROGER A. NEWELL, IAN A. SHAW, JOHN POSTLE AND MARK T. NESBITT AS DIRECTORS, AND “FOR” PROPOSAL NO. 2 AND PROPOSAL NO. 3 AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

Dated:

Signature

(Print Name)

 SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

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